Exhibit 32.2

CERTIFICATIONS OF CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Donald Kalkofen, Acting Chief Financial Officer of Genvor Incorporated (the “Company”), certify, pursuant to 18 U.S.C. Section 1350 adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Quarterly Report on Form 10-Q of the Company for the period ended June 30, 2026 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2026	By:	/s/ Donald Kalkofen
		Name:	Donald Kalkofen
		Title:	Acting Chief Financial Officer (Principal Financial and Accounting Officer)